UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 1, 2007

KNBT BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50426	38-3681905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Highland Avenue, Bethlehem, Pennsylvania	18017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (610) 861-5000

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

On November 1, 2007, Keystone Nazareth Bank & Trust Company (the "Bank"), a wholly-owned subsidiary of KNBT Bancorp, Inc. (the "Company"), accepted the resignation of G. Allen Weiss from his position as President of the KNBT Wealth Management Division of the Bank.  As a result, the Employment Agreement (the "Agreement") dated November 14, 2005 between Mr. Weiss and the Bank was terminated. The Bank has agreed to partially waive the non-competition restrictive covenant in Section 6.5 of the Agreement.

The Agreement with Mr. Weiss is incorporated by reference to the Company's Quarterly Report on Form 10-Q filed November 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNBT BANCORP, INC.
Date:	November 2, 2007	By:	/s/ Eugene T. Sobol
Eugene T. Sobol Senior Executive Vice President, Chief Financial Officer & Treasurer